Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer of TransMontaigne Inc., a Delaware corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)          the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2006, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DONALD H. ANDERSON
Donald H. Anderson
Chief Executive Officer
May 9, 2006